PROMISSORY NOTE

$150,000.00	June 30, 2011
Principal Amount	Buffalo, New York

FOR VALUE RECEIVED, the undersigned, 22nd Century Limited, LLC, 8201 Main Street, Suite 6, Williamsville, New York 14221 promises to pay to the order of Henry Sicignano Ill at PO Box 601, Clarence, New York 14031, or such other address directed by the holder hereof, the Principal amount of one hundred fifty thousand and 00/100 dollars ($150,000) lawful money of the United States, together with interest on the unpaid principal from time to time outstanding. This Note evidences a loan (the "Loan") made Henry Sicignano III to 22nd Century Limited, LLC in the principal amount hereof. Interest shall accrue at the rate of twelve percent per annum (12%).

Payment of the full principal amount plus interest and other amounts due hereunder shall be due to holder of this Promissory Note on or before August 30, 2011.

In the event the payment of any sum due hereunder shall become overdue for a period in excess of ten (10) days, a "late charge" of two cents (.02) for each $1.00 so overdue may be charged by the holder hereof for the purpose of defraying the expense incident to handling such delinquent payment.

The indebtedness represented by this Promissory Note may be prepaid in whole or in part at any time without penalty with interest continuing to accrue at the rate of 12% per annum on the unpaid Principal from time to time outstanding. The holder hereof will apply each payment first to accrued interest and then to repayment of Principal.

The entire indebtedness represented by this Promissory Note shall, at the option of the holder hereof, be immediately due and payable upon the occurrence of any of the following events:

(1)	Nonpayment in full of any payment within 10 days following the due date thereof; or

(2)
Nonpayment when due of any other indebtedness for borrowed money owing by the undersigned or any guarantor hereof to the holder hereof, or the occurrence of any other event, which results in acceleration of payment of any such indebtedness; or

(3)
Nonpayment when due of any indebtedness for borrowed money owing by the undersigned or any guarantor hereof to any party other than the holder hereof, or the occurrence of any other event, which results in acceleration of payment of any such indebtedness; or

(4)
The cessation by the undersigned as a going business concern, the entry of judgment against the undersigned or any guarantor hereof other than a judgment for which the undersigned is fully insured, which is not stayed, bonded or discharged within 10 days, or if the undersigned is generally not paying its debts as such debts become due; or

(5)
The filing by or against the undersigned or any guarantor hereof of a petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States or any state thereof provided, in the case of a filing against the undersigned, it is not discharged within 30 days; or

(6)	Default by the undersigned under any provision of any security agreement given or to be given by the undersigned to secure payment of this Promissory Note.

No failure by the holder hereof to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such holder of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the holder hereof as specified herein are cumulative and not exclusive of any other rights or remedies which such holder may otherwise have.

No modification, rescission, waiver, forbearance, release or amendment of any provision hereof shall be made, except by a written agreement duly executed by the undersigned and the holder hereof.

The undersigned and all endorsers of this Promissory Note hereby waive presentment, demand, and protest of this Promissory Note and notice of any thereof.

The undersigned promise to pay all costs and expenses incurred in collecting any amount owing by, or enforcing any of the rights of, the holder hereof pursuant to this Promissory Note, or realizing upon any collateral securing this Promissory Note, including, without limitation, the reasonable fees and disbursements of counsel for the holder hereof.

This Promissory Note shall be governed by the laws of the State of New York. The undersigned hereby irrevocably submits non-exclusively to the jurisdiction and venue of the courts of the Eighth Judicial District of the State of New York and the United States of America, for the Western District of New York, for the purpose of any legal or equitable action or proceeding brought in any such court by the holder hereof with respect to or arising out of this Promissory Note.

22nd Century Limited, LLC

/s/ Joseph Pandolfino
By: Joseph Pandolfino
Chief Executive Officer